Exhibit 10.2

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER SECURITIES LAWS, HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

Corgenix Medical Corporation

WARRANT TO PURCHASE COMMON STOCK
2010

Number of Shares: 4,166,667	Warrant Holder: Wescor, Inc.

Original Issue Date: July 16, 2010	Address:

Attention: Michael Saunders
370 West 1700 South
Logan, Utah 84321
Email: m.saunders@elitechgroup.com

Expiration Date: July 15, 2015	Telephone: (435) 752-6011
Facsimile: (425) 752-4127

Exercise Price per Share: $0.15

Corgenix Medical Corporation, a company organized and existing under the laws of the State of Nevada (the “Company”), hereby certifies that, for value received, Wescor, Inc., or its registered assigns (the “Warrant Holder” or “Warrant Holders”), is entitled, subject to the terms set forth below, to purchase from the Company up to four million one hundred sixty-six thousand six hundred sixty-seven (4,166,667) shares (as adjusted from time to time as provided in Section 6, collectively, the “Warrant Shares” and individually, the “Warrant Share”) of common stock, $.001 par value, of the Company (the “Common Stock”) at a price of fifteen cents ($0.15) per Warrant Share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including 5:00 p.m. Mountain Time on July 15, 2015 (the “Expiration Date”):

1.                                       Registration of Warrant.  The Company shall register this Warrant to Purchase Common Stock (“Warrant”) upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder from time to time.

2.                                       Investment Representation.  The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws.  The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the Securities Act and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the Securities Act and in accordance with United States federal and state securities laws.

3.                                       Validity of Warrant and Issue of Shares.  The Company represents and warrants that this Warrant has been duly authorized and validly issued.

4.                                       Registration of Transfers and Exchange of Warrants.

(a)                                  Subject to compliance with the legend set forth on the face of this Warrant, the Warrant Holder may transfer all or part of this Warrant at any time to any other transferee acceptable to the Company, in the Company’s sole discretion.  Upon approval of such transfer, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Company’s form of assignment duly completed and signed, to the Company at the office specified in or pursuant to Section 10.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of the Warrant Holder.

(b)                                 This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder.  Any such New Warrant will be dated the date of such exchange.

5.                                       Exercise of Warrants.

(a)                                  Upon surrender of this Warrant with the Form of Election to Exercise attached hereto duly completed and signed to the Company, at its address set forth in Section 10, and upon payment and delivery of the Exercise Price per Warrant Share multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, by tendering cash, wire transferring or delivering a certified check or bank cashier’s check, payable to the order of the Company, all as specified by the Warrant Holder in the Form of Election to Exercise, the Company shall promptly issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the Securities Act.  Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant, irrespective of the date of delivery of the certificate evidencing such shares, except that, if the date of such receipt is a date on which the stock transfer books of the Company are closed, such person will be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

(b)                                 A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Exercise attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

(c)                                  This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Exercise.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced.

6.                                       Adjustment of Exercise Price and Number of Shares.  The number of the shares of Common Stock or other securities at the time issuable upon exercise of this Warrant, and the Exercise Price therefore, are subject to adjustment upon the occurrence of the following events; provided, however that the Exercise Price per share will not be less than the par value per share of the Common Stock.  For the purpose of this Section 6, Common Stock includes shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right to participate in any distribution of the assets or earnings of the Company without limit as to per share amount (excluding, and subject to any senior rights of, any class or series of preferred stock).

(a)                                  Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc.  The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

(b)                                 Capital Reorganization or Reclassification.  If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of Common Stock, whether by capital reorganization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Warrant) then, in and as a condition to the effectiveness of each such event, the Warrant Holder shall have the right thereafter to exercise this Warrant for the kind and amount of Common Stock and other securities and property receivable upon such reorganization, reclassification or other change by the holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

(c)                                  Merger. In case of a dividend or distribution paid pursuant to a plan of consolidation or merger of the Company with another Person (as defined below) (other than a merger or consolidation in which the Company is the continuing Person and the Common Stock is not exchanged for securities, property or assets issued, delivered or paid by another Person), or in case of any lease, sale or conveyance to another Person (other than to a wholly owned domestic subsidiary of the Company so long as such subsidiary continues to be wholly owned) of all or substantially all of the property or assets of the Company, this Warrant shall thereafter (until the Expiration Date) evidence the right to receive, upon its exercise, in lieu of Common Stock deliverable upon such exercise, immediately prior to such consolidation, merger, lease, sale or conveyance the kind and amount of shares and/or other securities and/or property and assets and/or cash that the Warrant Holder would have been entitled to receive upon such consolidation, merger, lease, sale or conveyance had the Warrant Holder exercised this Warrant immediately prior to such consolidation, merger, lease, sale or conveyance; provided, however, to the extent a stockholder would have had an opportunity to elect the form of consideration in such a transaction, the Warrant Holder electing to not exercise its warrants shall be entitled to the same consideration that a holder of such Common Stock failing to make any such election would have been entitled to receive upon such transaction.  The Company shall not consummate any transaction that effects or permits any such event or occurrence unless each Person whose shares of stock, securities or assets will be issued, delivered or paid to the holders of the Common Stock (including the Company with respect to clause (ii) below), prior to or simultaneously with the consummation of the transaction, (i) is a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and (ii) expressly assumes, or in the case of the Company, acknowledges, by a Warrant supplement or other document in a form substantially similar hereto, executed and delivered to the Warrant Holder thereof, the obligation to deliver to such Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions of this Section 6(c), such Warrant Holder is entitled to purchase, and all other obligations and liabilities under this Warrant, including the obligations and liabilities in respect of subsequent adjustments that are required under this Warrant.  For purposes of this Section 6(c), “Person” shall mean an individual, limited or general partnership, corporation, association, company, joint-stock company, business trust, joint venture, trust or unincorporated organization, or any other entity, including a government or agency or political subdivision thereof.

(d)                                 Certificate as to Adjustments.  In case of any adjustment or readjustment in the price or number of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the Warrant Holder in the form of a certificate, certified and confirmed by the board of directors of the Company (the “Board of Directors”), setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.   The Board of Directors will also issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

(e)                                  Minimum Adjustment.  No adjustment of the Exercise Price shall be required under this Section 6 if the amount of such adjustment is less than one percent (1.0%) of the Exercise Price then in effect; provided, however, that any adjustments that by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment. If the Company shall take a record of holders of Common Stock for the purpose of entitling them to receive any dividend or distribution and thereafter and before the distribution to stockholders of any such dividend or distribution, legally abandons its plan to pay or deliver such dividend or distribution, then no adjustment of the Exercise Price shall be required by reason of the taking of such record. All calculations under this Section 6 shall be made to the nearest cent.

(f)                                    Equitable Adjustment.  In case any event shall occur as to which the other provisions of this Section 6 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof, then, in each such case, the Company shall effect such adjustment, on a basis consistent with the essential intent and principles established in this Section 6, as may be necessary to preserve, without dilution, the purchase rights represented by this Warrant.

7.                                       Reservation of Shares.  The Company agrees at all times to reserve and hold available out of its authorized but unissued shares of Common Stock the number of shares of Common Stock issuable upon the full exercise of this Warrant.  The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Warrant or any New Warrant, as applicable, will, upon delivery, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the purchase thereof under this Warrant or any such New Warrant.

8.                                       Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

9.                                       Prior Notice as to Certain Events.  In case at any time:

(a)                                  the Company shall fix a record date with respect to the holders of any class of securities of the Company for the purpose of determining which of such holders are entitled to dividends or other distributions, or any rights to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property;

(b)                                 the Company shall declare a dividend (or any other distribution) on the Common Stock, including any extraordinary dividend;

(c)                                  the Company shall authorize the granting to the holders of the Common Stock of pro rata rights, options or warrants to subscribe for or purchase any shares of capital stock of the Company;

(d)                                 there occurs any capital reorganization of the Company, or reclassification of the Common Stock of the Company (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company (other than to a wholly owned domestic subsidiary of the Company so long as such subsidiary continues to be wholly owned); or

(e)                                  there occurs any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then in each such event the Company shall cause to be mailed to the registered Warrant Holder at its last address as shown in the Warrant Register, no later than ten (10) business days prior to the earliest date specified therein, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants and stating the amount and character of such dividend, distribution, or right, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up (or amendment thereto) is expected to become effective, and the date as of which it is expected that holders of record of such class of Common Stock shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, transfer, dissolution, liquidation or winding up.

10.                                 Notice.  All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Corgenix Medical Corporation

11575 Main Street, Suite 400

Broomfield, Colorado 80020

Attention: Chief Financial Officer

Facsimile: (303) 453-8898

If to the Warrant Holder:

Wescor, Inc.

Attention: Michael Saunders

370 West 1700 South

Logan, Utah 84321

Facsimile:  (425) 752-4127

11.                                 Additional Covenants of the Company.

(a)                                  For so long as the Common Stock is listed for trading on any regional or national securities exchange, and for so long as and to the extent that such requirements apply to the Company, the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended.

(b)                                 The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.  Without limiting the generality of the foregoing, the Company (i) will at all times reserve and keep available, solely for issuance and delivery upon exercise of this Warrant, shares of Common Stock issuable from time to time upon exercise of this Warrant, (ii) will not increase the par value of any shares of capital stock receivable upon exercise of this Warrant above the amount payable therefor upon such exercise, and (iii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable stock.

12.                                 Miscellaneous.

(a)                                  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

(b)                                 Nothing in this Warrant shall be construed to give to any Person other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

(c)                                  This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

(d)                                 The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)                                  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f)                                    The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

(g)                                 In any action or proceeding brought to enforce any provision of this Warrant, the prevailing party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and any other available remedy.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

CORGENIX MEDICAL CORPORATION, a Nevada corporation

By:
Name: Douglass T. Simpson
Its: Chief Executive Officer

FORM OF ELECTION TO EXERCISE

(To be executed by the Warrant Holder to exercise its right to purchase shares of Common Stock under the foregoing Warrant)

To:  Corgenix Medical Corporation:

In accordance with the Warrant enclosed with this Form of Election to Exercise, the undersigned hereby irrevocably elects to purchase                              shares of common stock, $.001 par value, of Corgenix Medical Corporation (“Common Stock”) and encloses the Warrant and $         for each Warrant Share being purchased or an aggregate of $                                 and hereby makes payment therefor by tendering cash, wire transferring or delivering a certified check or bank cashier’s check, payable to the order of the Company, which sum represents the aggregate Exercise Price (as defined in the Warrant).

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:	Name of Warrant Holder:

(Print)
(By:)
(Name:)
(Title:)
Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant